UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021 (May 13, 2021)

ServiceSource International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 17th Street, 25th Floor

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

(720) 889-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SREV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Severance Plan

On May 13, 2021, the Board of the Directors (the “Board”) of ServiceSource International, Inc. (the “Company”) approved the ServiceSource International, Inc. Executive Severance Plan (the “Plan”) which provides for the payment of cash severance and the provision of certain other termination benefits to members of senior management upon an involuntary termination of employment from the Company or its subsidiaries. The Plan is intended to replace any severance obligations contained in individual executive employment agreements between the Company and participating employees. Each of the Company’s executive officers has elected to participate in the Plan.

The Plan will be administered by the Compensation Committee of the Board. Any employee with the title of Senior Vice President or above is eligible to be selected to participate in the Plan. Participants with existing employment agreements are required to enter into a participation agreement which amends their employment agreement to remove any severance obligations therein as a pre-condition to Plan participation.

Severance benefits are payable under the Plan only if the participant is involuntarily terminated without “cause” or the participant resigns because of certain specified material adverse changes to the participant’s employment. Termination for any other reason does not result in the payment of severance. The cash severance benefits payable under the Plan are as follows: (a) CEO: 125% of base salary plus 125% of target annual corporate incentive plan (“CIP”); (b) Executive Vice Presidents: 100% of base salary plus 100% of target CIP; and (c) Senior Vice Presidents: 75% of base salary plus 75% of target CIP. Additionally, all U.S. employee participants are entitled to a lump sum cash payment equal to a certain number of months of COBRA premiums, as follows:  (a) CEO: 15 months; (b) Executive Vice Presidents: 12 months; and (c) Senior Vice Presidents: 9 months. Cash severance amounts resulting from termination prior to a change in control are paid in equal monthly installments (CEO: 15 months; Executive Vice President: 12 months; and Senior Vice President: 9 months). Cash severance amounts resulting from termination at or after a change of control are paid in a lump sum. Severance under the Plan for international participants is reduced on a dollar-for-dollar basis by any notice period, statutory redundancy or other payments required to be provided to a participant in any non-US jurisdiction.

Plan participation requires adherence to the Plan’s restrictive covenants. These include (i) a requirement not to disclose confidential information or use confidential information to solicit Company clients; (ii) a 12-month non-solicitation of Company employees; and (iii) a 12-month non-compete. Each participant in the Plan must sign a full release of claims as a prerequisite to receiving any severance pay under the Plan. The Company may discontinue cash severance if a participant fails to abide by the restrictive covenants.

Prior to a change in control, the Board may amend the Plan, or provide for an early termination of the Plan, in its discretion, although any such amendment or early termination would not affect the rights of any participant in any material way unless either (i) the participant is given 6 months prior written notice or (ii) the Board gets the participant’s consent to the change. The terms of the Plan provide for its termination two years after a change in control.

The foregoing Summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan itself, which is filed hereto as Exhibit 10.1 and the form of Participation Agreement, which is filed hereto as Exhibit 10.2, and all such exhibits are incorporated herein by reference.

Amendment to 2020 Equity Incentive Plan

As discussed in Item 5.07 below, at the 2021 annual meeting of stockholders of the Company held on May 14, 2021 (the “Annual Meeting”), the stockholders voted to approve an amendment (the “Amendment”) to the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) to increase the maximum number of shares of common stock of the Company that may be issued pursuant to awards under the 2020 Plan (the “Amended 2020 Plan”). The Amendment increases the number of reserved shares under the 2020 Plan from 6,200,000 to 15,200,000 shares. The remaining terms of the Amended 2020 Plan were not affected by the Amendment. The full text of the Amendment is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2021, the Board approved Amended and Restated Bylaws of the Company (the “Bylaws”).  The only changes to the Bylaws were (i) to clarify that, in conformity with the General Corporation Law of the State of Delaware, directors can be removed with or without cause by stockholders holding a majority of the shares then entitled to vote at an election of directors and (ii) certain technical changes regarding inferences resulting from the Company’s determination on whether indemnification of a person is proper.  The full text of the Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference. In addition, a marked version of the of the Bylaws showing all amendments effective as of May 13, 2021 is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, 89,437,962 of the 97,301,711 shares of common stock outstanding as of March 18, 2021, the record date, were represented at the meeting in person or by proxy, constituting 91.9% of the outstanding shares entitled to vote and a valid quorum. The stockholders of the Company voted on the following proposals at the Annual Meeting, each of which is more fully described in the Proxy Statement:

1. To elect seven nominees for director;

2.

To authorize the Board, in its discretion, to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock in a ratio of not less than one-for-five and not more than one-for-ten, to be determined by the Board;

3.To approve, on an advisory basis, the Company’s 2020 executive compensation; and

4.	To approve an amendment to the 2020 Plan to increase the number of shares of the Company’s common stock available for issuance under the 2020 Plan from 6,200,000 shares to 15,200,000 shares;
5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021.

The voting results for each of these proposals are detailed below.

1. Election of Directors

Nominee	For	Against	Abstained	Broker Non-votes
Andrew M. Baker	74,958,320	1,909,962	0	12,569,680
John R. Ferron	75,616,861	1,251,421	0	12,569,680
John R. Harris	75,616,851	1,251,431	0	12,569,680
John A. Meyer	73,572,276	3,296,006	0	12,569,680
Gary B. Moore	75,870,087	998,195	0	12,569,680
Jane Okun Bomba	75,672,827	1,195,455	0	12,569,680
Richard G. Walker	75,934,902	933,380	0	12,569,680

The stockholders voted to elect each director nominee to serve until the Company’s 2022 annual meeting of stockholders and until their successors are duly elected and qualified.

2. Vote to authorize the Board, in its discretion, to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock in a ratio of not less than one-for-five and not more than one-for-ten, to be determined by the Board

For	Against	Abstained	Broker Non-votes
77,033,728	11,895,250	508,984	0

The stockholders voted to authorize the Board to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock.

3. Advisory vote on the Company’s 2020 executive compensation

For	Against	Abstained	Broker Non-votes
75,151,796	1,253,694	462,792	12,569,680

The stockholders voted, on a non-binding advisory basis, to approve the Company’s 2020 executive compensation.

4. Vote to approve an amendment to the 2020 Plan to increase the number of shares of the Company’s common stock available for issuance under the 2020 Plan from 6,200,000 shares to 15,200,000 shares

For	Against	Abstained	Broker Non-votes
75,075,879	1,369,681	422,722	12,569,680

The stockholders voted to approve the Amendment.

5. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

For	Against	Abstained	Broker Non-votes
88,911,850	56,569	469,543	0

The stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	ServiceSource International, Inc. Amended and Restated Bylaws.
3.2	ServiceSource International, Inc. Amended and Restated Bylaws, marked to show amendments effective as of May 13, 2021.
10.1	ServiceSource International, Inc. Executive Severance Plan.
10.2	Form of Participation Agreement for ServiceSource International, Inc. Executive Severance Plan.
10.3	Amendment No. 1 to ServiceSource International, Inc. 2020 Equity Incentive Plan.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:May 19, 2021	SERVICESOURCE INTERNATIONAL, INC.

	By:	/s/ Megan Fine
Name:Megan Fine
Title: General Counsel